UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

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Item 1.01 Entry into a Material Definitive Agreement;

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 28, 2006 Celsion Corporation (the “Company”) issued a Convertible Secured Promissory Note (the “Note”) to Boston Scientific Corporation (“BSC”) in the principle amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00). This Note was issued under the First Amendment to Transaction Agreement dated August 8, 2005 (the “First Amendment”), amending the Transaction Agreement between the Company and BSC dated January 20, 2003. This Four Million Five Hundred Thousand Dollars ($4,500,000.00) represents the third and final borrowing under the First Amendment (the “Third Loan”). The Third Loan has a term expiring on February 20, 2009 and will bear interest at a rate of prime plus 1 percent.

Interest on the Third Loan shall be due on the first to occur of (i) February 20, 2009, (ii) upon repayment of the principal amount and accrued interest in full, (iii) upon BSC’s exercise of its Option (hereinafter defined), or (iv) on conversion of the principal amount plus accrued interest, if any, to shares of the Company’s common stock. The Company has the right to prepay the Third Loan at any time without penalty.

BSC has and shall continue to have a continuing security interest in the Company’s right, title and interest in the BPH Business and the BPH Assets (as those terms are defined in the Transaction Agreement), together with all proceeds with respect thereto.

Any failure to make any payment when due or upon the failure to comply with any other terms and provisions of a Note shall be a default and shall entitle BSC to all of the rights and remedies available under applicable law, without notice, any right to cure, or obligation to make demand for payment. Upon a default, the entire unpaid principal balance, together with all accrued but unpaid interest and other sums due shall immediately become due and payable in full and BSC shall have the right to bring suit for such amount and to exercise any other remedies available. BSC has the right to confess judgment against the Company in the event of a default.

BSC may at any time convert in whole or in part the outstanding principal plus accrued interest into shares of the Company’s common stock at a minimum conversion price of $9.15 per share. Additionally, BSC may apply the outstanding principal plus accrued interest on the Note toward the Option Exercise Price (as defined in the Transaction Agreement) if BSC decides to exercise the option granted to BSC by the Company under the Transaction Agreement relating to the assets and technology with respect to the Company’s Prolieve™ product (the “Option”).

A copy of the First Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein. A copy of the Note is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The foregoing summary of the terms of the First Amendment and the Note is qualified in its entirety by the actual terms and conditions. The Company issued a press release on July 31, 2006 relating to this transaction. A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	First Amendment to Transaction Agreement dated August 8, 2005, between Celsion Corporation and Boston Scientific Corporation (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 9, 2005).

99.2	Convertible Secured Promissory Note dated July 28, 2006

99.3	Press release issued by the Company July 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: August 2, 2006	By:	/s/ Anthony P. Deasey
Anthony P. Deasey Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	First Amendment to Transaction Agreement dated August 8, 2005, between Celsion Corporation and Boston Scientific Corporation (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed August 9, 2005).

99.2	Convertible Secured Promissory Note dated July 28, 2006

99.3	Press release issued by the Company July 31, 2006